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EXHIBIT 10.16
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FEBRUARY 1994 AMENDMENTS TO 1992 EQUITY INCENTIVE PLAN

The following resolutions were adopted by the Company's Board of Directors at a meeting held on February 1, 1994:

AMENDMENTS TO 1992 EQUITY INCENTIVE PLAN

     RESOLVED, that in order to continue this Corporation in a position to attract and retain a strong management and employee base through the granting of options to present and prospective directors, officers, and key employees to purchase common stock of the Corporation by the award of Nonqualified Stock Options under the 1992 Equity Incentive Plan of the Corporation originally approved by the stockholders on July 9, 1992 (the"Plan"), the Board of Directors hereby recommends to the stockholders of the Corporation that they authorize and approve an amendment of the Plan to Section 4.01 by increasing the total number of shares available for grant under the plan from 2,400,000 shares to 2,900,000;

     AND FURTHER RESOLVED, that the Board of Directors hereby recommends to the stockholders of the Corporation that they authorize an amendment to Section 8.01 of the Plan to provide for the grant each year, beginning with the day of the Annual Meeting of Stockholders in 1994 and on the day of the Annual Meeting of Stockholders each year thereafter, upon election to the Board of Directors for each subsequent year under the Plan, to each of the directors of the Corporation who are not employees of the Corporation, of options to purchase 5,000 shares of the Common Stock of the Corporation, at a price equal to the price of the Common Stock at the close of business on such date;

     AND FURTHER RESOLVED, that in order to take advantage of the exclusion of certain stock option income from the limitations on the deductibility of certain executive compensation contained in the Omnibus Budget Reconciliation Act of 1993, the Board of Directors deems it advisable to establish a "per-employee" limit on the number of options granted to any employee during a specified period of time, and hereby recommends to the stockholders of the Corporation that they authorize an amendment to Section 4.01 of the Plan to provide that no single employee of the Corporation shall be granted options to purchase more than 300,000 shares of the Corporation's Common Stock, or any other securities of the Corporation, during any one-year period under the Plan;

     AND FURTHER RESOLVED, that the remaining provisions of the Plan shall remain substantially in the form originally approved;

     AND FURTHER RESOLVED, that these recommendations be submitted to the stockholders for consideration and adoption at the Annual Meeting to be held on May 18, 1994.